Exhibit 99.1

Regional Health Properties Receives Audit Opinion with Going Concern Explanation and Reports Fourth Quarter and Full-Year 2018 Financial Results

ATLANTA, GA, May 16, 2019— Regional Health Properties, Inc. (NYSE American: RHE) (NYSE American: RHEpA), a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term care, today filed its Annual Report on Form 10-K with the Securities and Exchange Commission for the year ended December 31, 2018. The audited financial statements for the year ended December 31, 2018 included in the Annual Report on Form 10-K contained an audit opinion from its independent registered public accounting firm, which included a going concern emphasis of matter paragraph.

This announcement is made pursuant to NYSE American Company Guide Section 610(b), which requires separate public announcement of the receipt of an audit opinion containing a going concern paragraph. This announcement does not represent any change or amendment to the Company’s audited consolidated financial statements for the year ended December 31, 2018 or to its Annual Report on Form 10-K for the year ended December 31, 2018.

2018 Business Update

•	Executed a Purchase and Sale Agreement to Sell One Facility Located in Georgia, One Facility Located in Alabama, and Two Facilities Located in Oklahoma for a Total of $28.5 Million
•	Transferred Operations at Five Facilities Located in Ohio to New Operating Partner, Aspire Regional Partners
•	Transferred Operations at One Facility Located in North Carolina to New Operating Partner, Vero Health Care
•	Terminated Lease on Two Facilities Located in Georgia for a Termination Fee of $1.2 million

“The Company continues to streamline its processes and procedures along with making significant progress in improving its operator portfolio performance and asset management functions,” stated Brent Morrison, Regional’s Chief Executive Officer. “We recently added a new operator to our portfolio in Ohio as well as adding another new operator to our portfolio in North Carolina and have already observed quick turnarounds in those regions and expect further improvements to come. We also terminated a lease on two facilities in Georgia and collected a $1.2 million termination fee as well as executed a separate purchase and sale agreement to sell four facilities located in Georgia, Alabama, and Oklahoma. Successful completion of these transactions as well as continued efforts to improve our operator portfolio performance is expected to significantly improve the Company’s overall financial position going forward.”

The consummation of the sale of the four facilities located in Georgia, Alabama, and Oklahoma is subject to satisfactory due diligence by the purchaser and customary termination rights and closing conditions.

Management periodically monitors a number of facility performance metrics, including rent coverages both before and after management fees. In the fourth quarter of 2018, the Company’s portfolio rent coverage before management fees was 1.45x (as compared with 1.25x in the fourth quarter of 2017) and rent coverage after management fees was 1.25x (as compared with 0.85x in the fourth quarter of 2017). Occupancy and skilled mix for the Company’s portfolio were 83.0% and 29.6% for the fourth quarter of 2018, respectively, compared to 85.8% and 25.8% for the fourth quarter of 2017, respectively. These data remove the impact of five facilities located in Ohio where operations were recently transitioned to Aspire Regional Partners, one facility located in North Carolina where operations were recently transitioned to Vero Health Care, and three facilities located in Georgia where operations were recently transitioned to Peach Healthcare.

Summary of Financial Results for the Three and 12 Months Ended December 31, 2018

Total revenues in the fourth quarter of 2018 decreased 13.7% to $5.5 million, from $6.4 million in the fourth quarter of 2017. Total revenues for the 12 months ended December 31, 2018, decreased by 12.3% to $22.0 million from $25.1 million for the 12 months ended December 31, 2017. The decrease is a result of the effects of the operator changes in Ohio and North Carolina. The Company generally recognizes all rental revenues on a straight-line rent accrual basis.

General and administrative costs increased 11.2%, to $941,000 for the three months ended December 31, 2018, compared with $846,000 for the same period in 2017. General and administrative costs for the 12 months ended December 31, 2018 decreased by 4.2%, to $3.7 million, compared with $3.9 million for the same period in 2017. For the 12 months ended December 31, 2018 and 2017, general and administrative costs include $0.2 million and $0.3 million, respectively, of stock-based compensation expense.

Interest expense increased by $288,000, or 27.5%, to $1.3 million for the fourth quarter of 2018 compared with $1.0 million for the same period in 2017. Interest expense for the 12 months ended December 31, 2018, increased by $1.8 million, or 44.8%, to $5.9 million compared to $4.1 million for the same period in 2017. The increase is mainly due to one-time charges to deferred financing costs associated with loan refinancing during the year as well as additional ongoing interest expense incurred, offset by a one-time deferred financing cost gain for refunds received in the fourth quarter 2018.

Income from discontinued operations, net of tax, for the fourth quarter of 2018 was $316,000 compared to income from discontinued operations, net of tax, of $370,000 for the prior year period. For the full year 2018, income from discontinued operations, net of tax, was $74,000 compared to a loss from discontinued operations of $1.7 million for the prior year period. The reduction of loss from discontinued operations from 2017 to 2018 was primarily due to a reduction to the Company’s accrual on professional and general liability claims as well as various other bad debt items pertaining to legacy patient care operations.

Net loss attributable to Regional Health Properties, Inc.’s common stockholders in the fourth quarter of 2018 was $3.9 million, or $2.31 per basic and diluted share, compared with a net loss of $1.2 million, or $0.73 per basic and diluted share, for the fourth quarter of 2017. For the 12 months ended

December 31, 2018, the net loss attributable to Regional Health Properties, Inc.’s common stockholders was $19.9 million, or $11.86 per basic and diluted share, compared with a net loss of $8.6 million, or $5.20 per basic and diluted share, in the prior year period.

Cash at December 31, 2018, totaled $2.4 million compared with $1.8 million at December 31, 2017. Restricted cash at December 31, 2018, totaled $4.1 million compared to $3.5 million at December 31, 2017. Total debt outstanding at December 31, 2018 totaled $81.3 million compared with $73.1 million at December 31, 2017 (net of $1.5 million and $2.0 million of deferred financing costs at December 31, 2018 and December 31, 2017, respectively). The increase in debt during the year was due to additional financing.

About Regional Health Properties

Regional Health Properties, Inc. (NYSE American: RHE) (NYSE American: RHEpA) is the successor to AdCare Health Systems, Inc., and is a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term healthcare through facility lease and sub-lease transactions.

Regional currently owns, leases or manages for third parties 28 facilities (16 of which are owned by Regional, nine of which are leased by Regional and three of which are managed by Regional for third parties).  Of the 16 facilities owned by Regional, four are held for sale subject to the purchase and sale agreement discussed above and previously disclosed by Regional in its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 18, 2019. Assuming the consummation of the sale of the four facilities contemplated by such purchase and sale agreement, 24 facilities would be owned, leased or managed for third parties by Regional.

For more information, visit www.regionalhealthproperties.com.

Important Cautions Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements in this press release regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements. Forward-looking statements in this press release include, among others, statements regarding our ability to consummate the sale of the four facilities pursuant to the terms contemplated by the purchase and sale agreement, to improve our operator portfolio performance and asset management functions, and to otherwise improve our liquidity and overall financial position going forward.

Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those projected or contemplated by our forward-looking statements due to various factors, including, among others: our dependence on the operating success of our operators; the significant amount of, and our ability to service, our indebtedness; covenants in our debt agreements that may restrict our ability to make investments, incur additional indebtedness and refinance indebtedness on favorable terms; the availability and cost of capital; our ability to raise capital through equity and debt financings or through the sale of assets; the effect of increasing healthcare regulation and enforcement on our operators and the dependence of our operators on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; the impact of litigation and rising insurance costs on the business of our operators; the impact on us of litigation relating to our prior operation of our healthcare properties; the effect of our operators declaring bankruptcy, becoming insolvent or failing to pay rent as due; the ability of any of our operators in bankruptcy to reject unexpired lease obligations and to impede our ability to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations; our ability to find replacement operators and the impact of unforeseen costs in acquiring new properties; and other factors discussed from time to time in our news releases, public statements and documents filed by us with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

Company Contacts	Investor Relations
E. Clinton Cain	Brett Maas
Interim Chief Financial Officer, Senior Vice President, Chief Accounting Officer and Controller	Managing Partner
Regional Health Properties, Inc.	Hayden IR
Tel (678) 368-4393	Tel (646) 536-7331
clinton.cain@regionalhealthproperties.com	brett@haydenir.com

REGIONAL HEALTH PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in 000’s)

	December 31,
ASSETS	2018	2017
(Amounts in 000's)
Current assets:
Cash	$2,407	$1,818
Restricted cash	1,411	960
Accounts receivable, net of allowance of $1,356 and $2,570	971	945
Prepaid expenses and other	472	304
Notes receivable	610	677
Assets of disposal group held for sale	2,204	-
Total current assets	8,075	4,704

Restricted cash	2,668	2,581
Property and equipment, net	77,237	81,213
Intangible assets - bed licenses	2,471	2,471
Intangible assets - lease rights, net	906	2,187
Goodwill	2,105	2,105
Lease deposits and other deposits	402	808
Straight-line rent receivable	6,301	6,400
Notes receivable	331	3,540
Other assets	74	542
Total assets	$100,570	$106,551

LIABILITIES AND EQUITY (DEFICIT)

Current liabilities:
Current portion of notes payable and other debt	$26,397	$6,621
Current portion of convertible debt, net	-	1,469
Accounts payable	4,361	4,386
Accrued expenses and other	4,461	7,022
Liabilities of disposal group held for sale	1,491	-
Total current liabilities	36,710	19,498

Notes payable and other debt, net of current portion:
Senior debt, net	48,317	57,801
Bonds, net	6,599	6,567
Other debt, net	-	644
Other liabilities	2,793	4,133
Deferred tax liability	-	38
Total liabilities	94,419	88,681

Stockholders' equity:
Common stock and additional paid-in capital, no par value; 55,000 shares authorized; 1,688 and 1,647 shares issued and outstanding at
December 31, 2018 and 2017, respectively	61,900	61,724
Preferred stock, no par value; 5,000 shares authorized; 2,812 and
2,812 shares issued and outstanding, redemption amount $70,288
and $70,288 at December 31, 2018 and 2017, respectively	62,423	62,423
Accumulated deficit	(118,172)	(106,277)
Total stockholders' equity	6,151	17,870
Total liabilities and stockholders' equity	$100,570	$106,551

REGIONAL HEALTH PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in 000’s, except per share data)

(Three Months Ended Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Amounts in 000's)	2018	2017	2018	2017
Revenues:
Rental revenues	$5,196	$5,987	$20,902	$23,690
Management fees	246	242	949	930
Other revenues	47	135	195	528
Total revenues	5,489	6,364	22,046	25,148
Expenses:
Facility rent expense	2,171	2,171	8,683	8,683
Cost of management fees	190	135	638	634
Depreciation and amortization	1,127	1,369	4,634	4,868
General and administrative expenses	941	846	3,692	3,854
Provision for doubtful accounts	198	431	4,132	886
Other operating expenses	236	145	1,059	1,085
Total expenses	4,863	5,097	22,838	20,010
Income (loss) income from operations	626	1,267	(792)	5,138
Other expense:
Interest expense, net	1,334	1,046	5,929	4,095
Loss on extinguishment of debt	1,279	-	5,234	63
Other expense	42	86	52	474
Total other expense, net	2,655	1,132	11,215	4,632

(Loss) income from continuing operations before income taxes	(2,029)	135	(12,007)	506
Income tax benefit	(71)	(208)	(38)	(188)
(Loss) income from continuing operations	(1,958)	343	(11,969)	694

Income (loss) from discontinued operations, net of tax	316	370	74	(1,679)
Net (loss) income	(1,642)	713	(11,895)	(985)

Net (loss) income attributable to Regional Health Properties, Inc.	(1,642)	713	(11,895)	(985)
Preferred stock dividends - declared	-	-	-	(5,702)
Preferred stock dividends - undeclared	(2,249)	(1,912)	(7,985)	(1,912)
Net loss attributable to Regional Health Properties, Inc. Common
Stockholders	$(3,891)	$(1,199)	$(19,880)	$(8,599)

Net loss per share of common stock attributable to
Regional Health Properties, Inc.
Basic and diluted:
Continuing operations, after current period undeclared dividend	$(2.49)	$(0.95)	$(11.90)	$(4.19)
Discontinued operations	0.19	0.22	0.04	(1.01)
	$(2.31)	$(0.73)	$(11.86)	$(5.20)

Weighted average shares of common stock outstanding:
Basic and diluted	1,688	1,650	1,676	1,653

Reclassifications were made to the consolidated statements of operations for the twelve months ended December 31, 2017 to conform the presentation of: (i) management fee revenues and its related expense, previously reported as general and administrative expense; and (ii) provision for doubtful accounts previously reported as other operating expenses.

REGIONAL HEALTH PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL OPERATING METRICS (1)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
Portfolio Operating Metrics (1)	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018
Occupancy (%)	81.3%	80.6%	83.3%	83.0%
Quality Mix (2)	27.4%	24.2%	23.9%	29.6%
Rent Coverage Before Management Fees	1.47	1.24	1.30	1.45
Rent Coverage After Management Fees	1.07	0.86	0.91	1.25

(1) Excludes three Georgia facilities previously operated by affiliates of New Beginnings Care and currently operated by Peach Health Group, three managed facilities in Ohio, five buildings located in Ohio and transitioned on December 1, 2018, and the one facility located in North Carolina and transitioned on March 1, 2019.

(2) Quality Mix refers to all payor types less Medicaid.